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                                                                   Exhibit 99.4

                      ANNUAL CERTIFICATEHOLDERS' STATEMENT
                      DAYTON HUDSON RECEIVABLES CORPORATION
             DAYTON HUDSON CREDIT CARD MASTER TRUST (SERIES 1998-1)



     Pursuant to the Pooling and Servicing Agreement dated as of September 13, 1995 (as may be amended and supplemented from time to time, the "Agreement") among Retailers National Bank as Servicer, Dayton Hudson Receivables Corporation, as Transferor, and Norwest Bank Minnesota, National Association, as Trustee, the Servicer is required to prepare certain information annually regarding distributions to and the performance of the Trust during the Monthly Periods for the Calendar year. The information which is required to be prepared with respect to the performance of the Trust during the period August 12, 1998 through December 31, 1998 is set forth below. Certain information is based on the Transferor's fiscal year end, ending January 2, 1999. Certain information is presented on the basis of an original principal amount of $1,000 per Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.


       A)   INFORMATION REGARDING INTEREST AND PRINCIPAL DISTRIBUTED (STATED ON
            THE BASIS OF $1,000 ORIGINAL PRINCIPAL AMOUNT) FOR THIS SERIES.
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            (1)   The total amount of interest and principal distributed to Class A Certificateholder's for the period January 1, 1998 through December 31, 1998 per $1,000 original
                  principal amount ...........................................................                         $26.71

            (2)   The portion of the amount set forth in paragraph 1 above in respect of interest distributed on the Class A Certificates for the period January 1, 1998 through
                  December 31, 1998 per $1,000 original principal amount......................                         $26.71

            (3)   The portion of the amount set forth in paragraph 1 above in respect of principal distributed for the period January 1, 1998 through December 31, 1998 for
                  the Class A Certificates, per $1,000 original principal amount .............                             $0

       B)   INFORMATION REGARDING THE PERFORMANCE OF THE TRUST.

            (1)   COLLECTION OF PRINCIPAL RECEIVABLES.

                  (a)  The aggregate amount of Collections of Principal Receivables processed
                       August 12, 1998 through January 2, 1999 which were allocated in
                       respect of the Series 1998-1 Class A Certificates .....................                $335,745,907.57

                  (b)  The aggregate amount of Collections of Principal Receivables processed
                       August 12, 1998 through January 2, 1999 which were allocated in
                       respect of the Series 1998-1 Class B Certificates .....................                $103,137,631.74

            (2)   COLLECTION OF FINANCE CHARGE RECEIVABLES.

                  (a)  The aggregate amount of Collections of Finance Charge Receivables processed August 12, 1998 through January 2, 1999 which were
                       allocated in respect of the Series 1998-1 Class A Ceritificates .......                 $44,369,823.65

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                  (b)  The aggregate amount of Collections of Finance Charge Receivables processed August 12, 1998 through January 2, 1999 which were
                       allocated in respect of the Series 1998-1 Class B Certificates ........                 $13,629,945.83

            (3)   RECOVERIES.

                  (a)  The aggregate amount of Collections processed August 12, 1998 through December 31, 1998 that constitute Recoveries on Defaulted
                       Receivables which were allocated in respect of the Series 1998-1
                       Class A Certificates ..................................................                  $2,274,350.52

                  (b)  The aggregate amount of Collections processed August 12, 1998 through December 31, 1998 that constitute Recoveries on Defaulted
                       Receivables which were allocated in respect of the Series 1998-1
                       Class B Certificates ..................................................                    $698,656.70

            (4)   PRINCIPAL RECEIVABLES IN THE TRUST.

                  (a)  The aggregate amount of Principal Receivables in the Trust as of the end of the day on January 2, 1999 (which reflects the Principal
                       Receivables represented by the Transferors Interest in the Trust and by
                       the Investor Certificates) ............................................              $2,616,224,315.08

                  (b)  The amount of Principal Receivables in the Trust represented by the
                       Series 1998-1 Certificates (the "Invested Amount") as of the end of the
                       day on January 2, 1999.................................................                   $522,875,817

                  (c)  The amount of Principal Receivables in the Trust represented by the
                       Series 1998-1 Class A Certificates (the "Class A Invested Amount") as
                       of the end of the day on January 2, 1999...............................                   $400,000,000

                  (d)  The amount of Principal Receivables in the Trust represented by the
                       Series 1998-1 Class B Certificates (the "Class B invested Amount") as
                       of the end of the day on January 2, 1999...............................                 122,875,817.00

                  (e)  The Floating Allocation Percentage (during the Revolving Period) or the
                       Fixed/Floating Allocation Percentage (during the Amortization Period) with respect to the Principal Receivables in the Trust as of the end of the day
                       January 2, 1999........................................................                          23.12%

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            (5)   DELINQUENT BALANCES.

                       The aggregate amount of outstanding balances in the Accounts which were 2 or more monthly payments contractually delinquent as of the end of the day on January 2, 1999:
                                                                                                           AGGREGATE
                                                                                                        ACCOUNT BALANCE
                                                                                                      --------------------

                       2 Missed Monthly Payments                                                                  $81,317,000

                       3 Missed Monthly Payments                                                                  $40,453,000

                       4 or More Missed Monthly Payments                                                          $78,186,000

            (6)   INVESTOR DEFAULTED AMOUNT.

                  (a)  This aggregate amount of all defaulted Principal Receivables written off as uncollectible for the period August 12, 1998 through December 31, 1998 allocable to the Series 1997-1 Class A Certificates (the "Series
                       1998-1 Class A Investor Defaulted Amount") ............................                 $12,545,362.86

                  (b)  The aggregate amount of all defaulted Principal Receivables written off as uncollectible for the period August 12, 1998 through December 31, 1998 allocable to the Series 1998-1 Class B Certificates (the "Series
                       1998-1 Class B Investor Defaulted Amount") ............................                  $3,853,804.28

                  (c)  The aggregate amount of all defaulted Principal Receivables written off as uncollectible for the period August 12, 1998 through December 31, 1998 allocable to the Series 1998-1 Investor Certificates (the "Investor
                       Defaulted Amount") ....................................................                 $16,399,167.13

            (7)   INVESTOR CHARGE OFFS: REIMBURSEMENT OF CHARGE OFFS.

                  (a)  The amount of the Investor Charge Off per $1,000 original principal amount
                       (which will have the effect of reducing, pro rata, the amount of Series 1998-1
                       Class A Certificateholder's investment) ...............................                             $0

                  (b)  The amount of the Investor Charge Off per $1,000 original principal amount
                       (which will have the effect of reducing, pro rata, the amount of Series 1998-1
                       Class B Certificateholder's investment) ...............................                             $0

                  (c)  The total amount reimbursed to the Trust from August 12, 1998 through December 31, 1998 in respect of Investor Charge Offs in
                       prior months ..........................................................                             $0

                  (d)  The amount set forth immediately above per $1,000 original principal amount (which will have the effect of increasing pro rata, the amount of
                       each Series 1998-1 Certificateholder's investment) ....................                             $0

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            (8)   INVESTOR SERVICING FEE.

                  (a)  The amount of the Series 1998-1 Class A Investor Monthly Servicing Fee
                       payable by the Trust to the Servicer from August 12, 1998 through
                       December 31, 1998......................................................                  $3,095,238.04

                  (b)  The amount of the Series 1998-1 Class B Investor Monthly Servicing Fee
                       payable by the Trust to the Servicer from August 12, 1998 through
                       December 31, 1998......................................................                    $950,824.76

            (9)   The amount of Series 1997-1 Reallocated Principal Collections from
                  August 12, 1998 through December 31, 1998...................................                             $0

            (10)  THE POOL FACTOR.

                  The Pool Factor (which represents the ratio of the Series 1998-1 Class A Adjusted
                  Invested Amount as of the end of the day on January 2, 1999 to the Class A
                  Invested Amount as of the Closing Date).  The Amount of a Series 1998-1 Class A
                  Invested Amount can be determined by multiplying the original denomination of the
                  holder's Certificate by the Series 1998-1 Class A Pool Factor...............                      1.0000000

                  The Pool Factor (which represents the ratio of the Series 1998-1 Class B
                  Invested Amount as of the end of the day on September 13, 1995 to the Series
                  Class B Invested Amount as of the Closing Date).  The amount of a Certificateholder's pro rata share of the Class B Invested Amount can be determined by multiplying the original denomination of the holder's Series 1998-1 Class B Certificate by
                  the Series 1998-1 Class B Pool Factor ......................................                      1.0000000
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                                               RETAILERS NATIONAL BANK
                                                     as Servicer


                                   By: /s/ Thomas A. Swanson
                                       ----------------------------------------
                                           Name:  Thomas  A. Swanson
                                           Title:  Vice President & Cashier